                        AGREEMENT

                         BETWEEN

                 OSIRIS THERAPEUTICS, INC.
                  2001 Aliceanna Street
                 Baltimore, MD 21231-2001

                          AND

             DEFENSE ADVANCED RESEARCH PROJECTS AGENCY
                   3701 NORTH FAIRFAX DRIVE
                   ARLINGTON, VA  22203-1714

                         CONCERNING

        SEQUENTIAL RELEASE OF VACCINES USING MESENCHYMAL STEM CELLS
         TWO-COMPONENT CELL SYSTEMS USING MESENCHYMAL STEM CELLS


Agreement No.: MDA972-96-3-0018
ARPA Order No.: D850/00
Total Amount of the Agreement: $ 3,006,356.00
Total Estimated Government Funding of the Agreement: $2,000,000.00 Funds Obligated: $2,000,000.00
Authority: 10 U.S.C. ~ 2371

Line of Appropriation:

AA  9760400 1320 D850 P6D1O 2525 DPAC 6 5145 503733: $1,359,500.00
AB  9760400 1320 D850 P6Y1O 2525 DPAC 6 5145 503733: $640,500.00

This Agreement is entered into between the United States of America, hereinafter called the Government, represented by The Defense Advanced Research Projects Agency (DARPA), and OSIRIS
THERAPEUTICS, INC. pursuant to and under U.S. Federal law.

FOR OSIRIS THERAPEUTICS, INC.        FOR THE UNITED STATES OF AMERICA
                                 DEFENSE ADVANCED RESEARCH
                                 PROJECTS AGENCY

/s/ James S. Burns 6/11/96         /s/ Ron G. Register

(Name, Title)                   RON H. REGISTER
                                 Deputy Director, Management
James S. Burns
President & CEO

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TABLE OF CONTENTS
ARTICLES                                                             PAGE

ARTICLE I       Scope of the Agreement                                  3
ARTICLE II      Term                                                    8
ARTICLE III     Management of the Project                               9
ARTICLE IV      Agreement Administration                               11
ARTICLE V       Obligation and Payment                                 12
ARTICLE VI      Disputes                                               14
ARTICLE VII     Patent Rights                                          16
ARTICLE VIII    Data Rights                                            22
ARTICLE IX      Foreign Access to Technology                           24
ARTICLE X       Civil Rights Act                                       27
ARTICLE XI      Execution                                              27



ATTACHMENTS

ATTACHMENT 1   Statement of Work
ATTACHMENT 2   Report Requirements
ATTACHMENT 3   Schedule of Payments and Payable Milestones
ATTACHMENT 4   Funding Summary (NOT APPLICABLE)
ATTACHMENT 5   List of OSIRIS Therapeutics, Inc. Representatives

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ARTICLE I: SCOPE OF THE AGREEMENT

[*CONFIDENTIALITY REQUESTED*]

ARTICLE II: TERM

A.     The Term of this Agreement

The Program shall commence on the date of the last signature hereon, and shall continue for thirty-six (36) months, which term, for the purpose of performance, progress measurement and funding, shall be divisible into three twelve (12) month periods. For each period, if all funds are expended prior to the twelve (12)-month duration, the Parties have no obligation to continue performance and may elect to cease development at that point. Provisions of this Agreement, which, by their express terms or by necessary implication, apply for periods of time other than specified herein, shall be given effect, notwithstanding this Article.

B.     Termination Provisions

Subject to a reasonable determination that the program will not produce beneficial results commensurate with the expenditure of resources, either Party may terminate this Agreement by written notice to the other Party, Provided that such written notice is preceded by consultation between the Parties. In the event of a termination of the Agreement, it is agreed that disposition of Data developed under this Agreement, shall be in accordance with the provisions set forth in Article VIII, Data Rights. The Government and OSIRIS will negotiate in good faith a reasonable and timely adjustment of all outstanding issues between the Parties as a result of termination. Failure of the Parties to agree to a reasonable adjustment will be resolved pursuant to Article VI, Disputes. The Government has no obligation to reimburse OSIRIS beyond the last completed and paid milestone if OSIRIS decides to terminate.

C.     Extending the Term

The Parties may extend by mutual written agreement the term of this Agreement
if funding availability and research opportunities reasonably warrant.   Any
extension shall be formalized through modification of the Agreement by the Agreements Officer and the OSIRIS' Administrator.

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ARTICLE III: MANAGEMENT OF THE PROJECT

A.     Management and Program Structure

OSIRIS shall be responsible for the overall technical and program management of the Program, and technical planning and execution shall remain with OSIRIS. The DARPA Program Manager shall provide recommendations to Program developments and technical collaboration and be responsible for the review and verification of the Payable Milestones

B.     Program Management Planning Process

Program planning will consist of an Annual Program Plan with inputs and review from OSIRIS and DARPA management, containing the detailed schedule of research activities and payable milestones. The Annual Program Plan will consolidate quarterly adjustments in the research schedule, including revisions/ modification to payable milestones.

       l. Initial Program Plan: OSIRIS will follow the initial program plan that is contained in the Statement of Work (Attachment 1), and the Schedule of Payments and Payable Milestones (Attachment 3).

       2.     Overall Program Plan Annual Review

              (a) OSIRIS, with DARPA Program Manager review, will prepare an overall Annual Program Plan in the first quarter of each Agreement year. (For this purpose, each consecutive twelve (12) month period from (and including) the month of execution of this Agreement during which this Agreement shall remain in effect shall be considered an "Agreement Year".)
The Annual Program Plan will be presented and reviewed at an annual site review which will be attended by OSIRIS Management, the DARPA Program Manager, Senior DARPA management as appropriate, and other DARPA program managers and personnel as appropriate. OSIRIS, with DARPA participation and review, will prepare a final Annual Program Plan.

              (b) The Annual Program Plan provides a detailed schedule of research activities, commits OSIRIS to use its best efforts to meet specific performance objectives, includes forecasted expenditures and describes the Payable Milestones. The Annual Program Plan will consolidate all prior adjustments in the research schedule, including revisions/modifications to payable

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milestones.  Recommendations for changes, revisions or modifications to the
Agreement which result from the Annual Review shall be made in accordance with the provisions of Article III, Section C.

C.     Modifications

       l. As a result of quarterly meetings, annual reviews, or at any time during the term of the Agreement, research progress or results may indicate that a change in the Statement of Work and/or the Payable Milestones, would be beneficial to program objectives. Recommendations for modifications, including justifications to support any changes to the Statement of Work and/or the Payable Milestones, will be documented in a letter and submitted by OSIRIS to the DARPA Program Manager with a copy to the DARPA Agreements Officer. This documentation letter will detail the technical, chronological, and financial impact of the proposed modification to the research program. OSIRIS shall approve any Agreement modification. The Government is not obligated to pay for additional or revised Payable Milestones until the Payable Milestones Schedule (Attachment 3) is formally revised by the DARPA Agreements Officer and made part of this Agreement.

      2. The DARPA Program Manager shall be responsible for the review and verification of any recommendations to revise or otherwise modify the Agreement Statement of Work, Schedule of Payments or Payable Milestones, or other proposed changes to the terms and conditions of this Agreement.

      3.     For minor or administrative Agreement modifications
(e.g. changes in the paying office or appropriation data, changes to Government or OSIRIS personnel identified in the Agreement, etc.) no signature is required by OSIRIS.

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ARTICLE IV: AGREEMENT ADMINISTRATION

Unless otherwise provided in this Agreement, approvals permitted or required to be made by DARPA may be made only by the DARPA Agreements Officer. Administrative and contractual matters under this Agreement shall be referred to the following representatives of the parties:

DARPA:             C. Alan Frederick  (Agreements Officer)
                   (703) 696-0047

OSIRIS:            Robert J. Walden (Administrator)
                   (410) 522-5005


Technical matters under this Agreement shall be referred to the following representatives:

DARPA:             CDR Shaun B. Jones, MC, USN  (Program Manager)
                   (703) 696-4427

OSIRIS:            Daniel R. Marshak, Ph.D
                   (410) 522-5005


Each party may change its representatives named in this Article by written notification to the other party.

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ARTICLE V: OBLIGATION AND PAYMENT

A.     Obligation

       l. The Government' 5 liability to make payments to OSIRIS is limited to only those funds obligated under the Agreement or by modification to the Agreement. DARPA may obligate funds to the Agreement incrementally.

       2. If modification becomes necessary in performance of this Agreement, pursuant to Article III, paragraph B, the DARPA Agreements Officer and OSIRIS Administrator shall execute a revised Schedule of Payable Milestones consistent with the then current Program Plan.

B.     Payments

       l. OSIRIS has an established and agrees to maintain an established accounting system which complies with Generally Accepted Accounting Principles and the requirements of this Agreement, and shall ensure that appropriate arrangements have been made for receiving, distributing and accounting for Federal funds. An acceptable accounting system is one in which all cash receipts and disbursements are controlled and documented properly.

        2. OSIRIS shall document the accomplishments of each Payable Milestone by submitting or otherwise providing the Payable Milestones Report required by Attachment 2, Part D. OSIRIS shall submit an original and one (1) copy of all invoices to the Agreements Officer for payment approval. - After written verification of the accomplishment of the Payable Milestone by the DARPA Program Manager, and approval by the Agreements Officer, the invoices will be forwarded to the payment office within fifteen (15) calendar days of receipt of the invoices at DARPA. Payment approval for the final Payable Milestone will be made after reconciliation of DARPA funding with actual OSIRIS contributions. Payments will be made by DAO-DE BOLLING/FS, 110 Luke Avenue, Room 280, Bolling AFB, DC 20332-0112 within fifteen (15) calendar days of DARPA' s transmittal. Subject to change only through written Agreement modification, payment shall be made to the address of the OSIRIS Administrator set forth below.

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       3.     Address of Payee:

                      OSIRIS THERAPEUTICS, INC.
                      2001 Aliceanna Street
                      Baltimore, MD 21231-2001

       4. Limitation of Funds: In no case shall the Government' s financial liability exceed the amount obligated under this Agreement

       5. Financial Records and Reports: OSIRIS shall maintain adequate records to account for Federal funds received under this Agreement and shall maintain adequate records to account for OSIRIS funding provided for under this Agreement. Upon completion or termination of this Agreement, whichever occurs earlier, the OSIRIS Administrator shall furnish to the Agreements Officer a copy of the Final Report required by Attachment 2, Part
E. OSIRIS' relevant financial records are subject to examination or audit on behalf of DARPA by the Government, by an auditing agency mutually agreeable to both parties, for a period not to exceed three (3) years after expiration of the term of this Agreement. The Agreements Officer or designee shall have direct access to sufficient records and information of OSIRIS, to ensure full accountability for all funding under this Agreement. Such audit, examination, or access shall be performed during business hours on business days upon prior written notice and shall be subject to the security requirements of the audited party.

ARTICLE VI: DISPUTES

A.     General

The Parties shall communicate with one another in good faith and in a timely and cooperative manner when raising issues under this Article.

B.     Dispute Resolution Procedures

       l. Any disagreement, claim or dispute between DARPA and OSIRIS concerning questions of fact or law arising from or in connection with this Agreement, and, whether or not involving an alleged breach of this Agreement, may be raised only under this Article.

       2. Whenever disputes, disagreements, or misunderstandings arise, the Parties shall attempt to resolve the issue(s) involved by discussion and mutual agreement as soon as practicable. In no event shall a dispute, disagreement or misunderstanding which arose more than three (3) months prior to the notification made under subparagraph B.3 of this article constitute the basis for relief under this article unless the Director of DARPA in the interests of justice waives this requirement.

       3.     Failing resolution by mutual agreement, the aggrieved
Party shall document the dispute, disagreement, or misunderstanding by notifying the other Party (through the DARPA Agreements Officer or Consortium Administrator, as the case may be) in writing of the relevant facts, identify unresolved issues, and specify the clarification or remedy sought. Within five (5) working days after providing notice to the other Party, the aggrieved Party may, in writing, request a joint decision by the DARPA Deputy Director for Management and James S Burns, President and Chief Executive Officer, OSIRIS. The other Party shall submit a written position on the matter(s) in dispute within thirty (39) calendar days after being notified that a decision has been requested. The Deputy Director for Management and the senior executive shall conduct a review of the matter(s) in dispute and render a decision in writing within thirty (30) calendar days of receipt of such written position. Any such joint decision is final and binding.

        4. In the absence of a joint decision, upon written request to the Director of DARPA, made within thirty (30) calendar days of the expiration of the time for a decision under subparagraph B.3 above, the dispute shall be further reviewed. The Director of DARPA may elect to conduct this review personally or through a designee or jointly with James S Burns, President and Chief Executive Officer, OSIRIS. Following the review, the Director of DARPA or designee will resolve the issue(s)and notify the Parties in writing. Such resolution is not subject to further administrative review and, to the extent permitted by law, shall be final and binding.

       5. Subject only to this article and 41 U.S.C. 321-322, if not satisfied with the results of completing the above process, either Party may within thirty (30) calendar days of receipt of the notice in subparagraph
B.4 above pursue any right and remedy in a court of competent jurisdiction.

C.     Limitation of Damages

Claims for damages of any nature whatsoever pursued under this Agreement shall be limited to direct damages only up to the aggregate amount of DARPA funding disbursed as of the time the dispute arises. In no event shall DARPA be liable for claims for consequential, punitive, special and incidental damages, claims for lost profits, or other indirect damages. (OSIRIS disclaims any liability for consequential, indirect, or special damages, except when such damages are caused by willful misconduct of OSIRIS personnel In no event shall OSIRIS's liability under this Agreement exceed the funding it has received up to the time of incurring such liability.

ARTICLE VII: PATENT RIGHTS

A.     Definitions

       l. "Invention" means any invention or discovery which is or may be patentable or otherwise protectable under Title 35 of the United States Code.

       2. "Made" when used in relation to any invention means the conception or first actual reduction to practice of such invention.

       3. "Practical application" means to manufacture, in the case of a composition of product; to practice, in the case of a process or method, or to operate, in the case of a machine or system; and, in each case, under such conditions as to establish that the invention is capable of being utilized and that its benefits are, to the extent permitted by law or Government regulations, available to the public on reasonable terms.

       4. "Subject invention" means any invention conceived or first actually reduced to practice in the performance of work under this Agreement.

B.     Allocation of Principal Rights

Unless OSIRIS shall have notified DARPA (in accordance with subparagraph C.2 below) that OSIRIS does not intend to retain title, OSIRIS shall retain the entire right, title, and interest throughout the world to each subject invention consistent with the provisions of this Article and 35 U.S.C. 202. With respect to any subject invention in which OSIRIS retains title, DARPA shall have a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced on behalf of the United States the subject invention throughout the world.

C.     Invention Disclosure, Election of Title, and Filing of Patent Application

       l. OSIRIS shall disclose each subject invention to DARPA within four (4) months after the inventor discloses it in writing to his company personnel responsible for patent matters. The disclosure to DARPA shall be in the form of a written report and shall identify the Agreement under which the invention was made and the identity of the inventor(s). It shall be sufficiently complete in technical detail to convey a clear understanding to the extent known at the time of the disclosure, of the nature, purpose, operation, and the physical, chemical, biological, or electrical characteristics of the invention. The disclosure shall also identify any publication, sale, or public use of the invention and whether a manuscript describing the invention has been submitted for publication and, if so, whether it has been accepted for publication at the time of disclosure. OSIRIS shall also submit to DARPA an annual listing of subject inventions.

       2. If OSIRIS determines that it does not intend to retain title to any such invention, OSIRIS shall notify DARPA, in writing, within eight (8) months of disclosure to DARPA. However, in any case where publication, sale, or public use has initiated the one (1)-year statutory period wherein valid patent protection can still be obtained in the United States, the period for such notice may be shortened by DARPA to a date that is no more than sixty (60) calendar days prior to the end of the statutory period.

       3. OSIRIS shall file its initial patent application on a subject invention to which it elects to retain title within one (1) year after election of title or, if earlier, prior to the end of the statutory period wherein valid patent protection can be obtained in the United States after a publication, or sale, or public use. OSIRIS may elect to file patent applications in additional countries (including the European Patent Office and the Patent Cooperation Treaty) within either ten (10) months of the corresponding initial patent application or six (6) months from the date permission is granted by the Commissioner of Patents and Trademarks to file foreign patent applications, where such filing has been prohibited by a Secrecy Order.

       4. Requests for extension of the time for disclosure election, and filing under Article VII, paragraph C, may, at the discretion of DARPA, and after considering the position of OSIRIS, be granted.

D.     Conditions When the Government May Obtain Title

Upon DARPA' s written request, OSIRIS shall convey title to any subject invention to DARPA under any of the following conditions:

       l. If OSIRIS fails to disclose or elects not to retain title to the subject invention within the times specified in paragraph C of this Article; provided, that DARPA may only request title within sixty (60) calendar days after learning of the failure of OSIRIS to disclose or elect within the specified times.

       2. In those countries in which OSIRIS fails to file patent applications within the times specified in paragraph C of this Article; provided, that if OSIRIS has filed a patent application in a country after the times specified in paragraph C of this Article, but prior to its receipt of the written request by DARPA, OSIRIS shall continue to retain title in that country; or

       3. In any country in which OSIRIS decides not to continue the prosecution of any application for, to pay the maintenance fees on, or defend in reexamination or opposition proceedings on, a patent on a subject invention.

E.     Minimum Rights to OSIRIS and Protection of OSIRIS's Right to File

       l. OSIRIS shall retain a nonexclusive, royalty-free license throughout the world in each subject invention to which the Government obtains title, except if OSIRIS fails to disclose the invention within the times specified in paragraph C of this Article. The OSIRIS license extends to the domestic (including Canada) subsidiaries and affiliates, if any, within the corporate structure of which OSIRIS is a party and includes the right to grant licenses of the same scope to the extent that OSIRIS was legally obligated to do so at the time the Agreement was awarded. The license is transferable only within the approval of DARPA, except when transferred to the successor of that part of the business to which the invention pertains. DARPA approval for license transfer shall not be unreasonably withheld.

       2. The OSIRIS domestic license may be revoked or modified by DARPA to the extent necessary to achieve expeditious practical application of the subject invention pursuant to an application for an exclusive license submitted consistent with appropriate provisions at 37 CFR Part 404. This license shall not be revoked in that field of use or the geographical areas in which OSIRIS has achieved practical application and continues to make the benefits of the invention reasonably accessible to the public. The license in any foreign country may be revoked or modified at the discretion of DARPA to the extent OSIRIS, its licensees, or the subsidiaries or affiliates have failed to achieve practical application in that foreign country.

       3. Before revocation or modification of the license, DARPA shall furnish OSIRIS a written notice of its intention to revoke or modify the license, and OSIRIS shall be allowed thirty (30) calendar days (or such other time as may be authorized for good cause shown) after the notice to show cause why the license should not be revoked or modified.

F.     Action to Protect the Government's Interest

       l. OSIRIS agrees to execute or to have executed and promptly deliver to DARPA all instruments necessary to (i) establish or confirm the rights the Government has throughout the world in those subject inventions to which OSIRIS elects to retain title, and (ii) convey title to DARPA when requested under paragraph D of this Article and to enable the Government to obtain patent protection throughout the world in that subject invention.

       2. OSIRIS agrees to require, by written agreement, its employees, other than clerical and nontechnical employees, to disclose promptly in writing to personnel identified as responsible for the administration of patent matters and in a format suggested by OSIRIS each subject invention made under this Agreement in order that OSIRIS can comply with the disclosure provisions of paragraph C of this Article. OSIRIS shall instruct employees, through employee agreements or other suitable educational programs, on the importance of reporting inventions in sufficient time to permit the filing of patent applications prior to U.S. or foreign statutory bars.

       3. OSIRIS shall notify DARPA of any decisions not to continue the prosecution of a patent application, pay maintenance fees, or defend in a reexamination or opposition proceedings on a patent, in any country, not less than thirty (30) calendar days before the expiration of the response period required by the relevant patent office.

       4. OSIRIS shall include, within the specification of any United States patent application and any patent issuing thereon covering a subject invention, the following statement: "This invention was made with Government support under Agreement No. MDA972-96-3-0018 awarded by DARPA. The Government has certain rights in the invention."

G.     Lower Tier Agreements

OSIRIS shall include this Article, suitably modified, to identify the Parties, in all subcontracts or lower tier agreements, regardless of tier, for experimental, developmental, or research work.

H.     Reporting on Utilization of Subject Inventions

OSIRIS agrees to submit, during the term of the Agreement, periodic reports no more frequently than annually on the utilization of a subject invention or on efforts at obtaining such utilization that are being made by OSIRIS or licensees or assignees of the inventor. Such reports shall include information regarding the status of development, date of first commercial sale or use, gross royalties received by OSIRIS, and such other data and information as the agency may reasonably specify. OSIRIS also agrees to provide additional reports as may be requested by DARPA in connection with any march-in proceedings undertaken by DARPA in accordance with paragraph J of this Article. Consistent with 35 U.S.C. 202(c) (5), DARPA agrees it shall not disclose such information to persons outside the Government without permission of OSIRIS.

I.     Preference for American Industry

Notwithstanding any other provision of this clause, OSIRIS agrees that it shall not grant to any person the exclusive right to use or sell any subject invention in the United States or Canada unless such person agrees that any product embodying the subject invention or produced through the use of the subject invention shall be manufactured substantially in the United States or Canada. However, in individual cases, the requirements for such an agreement may be waived by DARPA upon a showing by OSIRIS that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that, under the circumstances, domestic manufacture is not commercially feasible.

J.     March-in Rights

OSIRIS agrees that, with respect to any subject invention in which it has retained title, DARPA has the right to require OSIRIS, an assignee, or exclusive licensee of a subject invention to grant a non-exclusive license to a responsible applicant or applicants, upon terms that are reasonable under the circumstances, and if OSIRIS, assignee, or exclusive licensee refuses such a request, DARPA has the right to grant such a license itself if DARPA determines that:

       l. Such action is necessary because OSIRIS or assignee has not taken effective steps, consistent with the intent of this Agreement, to achieve practical application of the subject invention;

       2. Such action is necessary to alleviate health or safety needs which are not reasonably satisfied by OSIRIS, assignee, or their licensees;

       3. Such action is necessary to meet requirements for public use and such requirements are not reasonably satisfied by OSIRIS, assignee, or licensees; or

       4. Such action is necessary because the agreement required by paragraph (I) of this Article has not been obtained or waived or because a licensee of the exclusive right to use or sell any subject invention in the United States is in breach of such Agreement.

ARTICLE VIII: DATA RIGHTS

A.     Definitions

       l. "Government Purpose Rights", as used in this article, means rights to use, duplicate, or disclose Data, in whole or in part and in any manner, for Government purposes only, and to have or permit others to do so for Government purposes only.

       2. "Unlimited Rights", as used in this article, means rights to use, duplicate, release, or disclose, Data in whole or in part, in any manner and for any purposes whatsoever, and to have or permit others to do so.

       3. "Data", as used in this article, means recorded information, regardless of form or method of recording, which includes but is not limited to, technical data, software, trade secrets, and mask works. The term does not include financial, administrative, cost, pricing or management information and does not include subject inventions included under Article VII.

B.     Allocation of Principal Rights

       l. This Agreement shall be performed with mixed Government and OSIRIS funding. The Parties agree that in consideration for Government funding, OSIRIS intends to reduce to practical application items, components and processes developed under this Agreement.

       2. OSIRIS agrees to retain and maintain in good condition until five (5) years after completion or termination of this Agreement, all Data necessary to achieve practical application. In the event of exercise of the Government's March-in Rights as set forth under Article VII or subparagraph B.3 of this article, OSIRIS agrees, upon written request from the Government, to deliver at no additional cost to the Government, all Data necessary to achieve practical application within sixty (GO) calendar days from the date of the written request. The Government shall retain Unlimited Rights, as defined in paragraph A above, to this delivered Data.

       3. OSIRIS agrees that, with respect to Data necessary to achieve practical application, DARPA has the right to require OSIRIS to deliver all such Data to DARPA in accordance with its reasonable directions if DARPA determines that:

              (a) Such action is necessary because OSIRIS or assignee has not taken effective steps, consistent with the intent of this Agreement, to achieve practical application of the technology developed during the performance of this Agreement;

              (b) Such action is necessary to alleviate health or safety needs which are not reasonably satisfied by OSIRIS, assignee, or their licensees; or

              (c) Such action is necessary to meet requirements for public use and such requirements are not reasonably satisfied by OSIRIS, assignee, or licensees.

       4.     With respect to Data delivered pursuant to Attachment
2 (and listed below), the Government shall receive Government Purpose Rights, as defined in paragraph A above. With respect to all Data delivered, in the event of the Government's exercise of its right under subparagraph B.2 of this article, the Government shall receive Unlimited Rights.

C.     Marking of Data

Pursuant to paragraph B above, any Data delivered under this Agreement shall be marked with the following legend:

Use, duplication, or disclosure is subject to the restrictions as stated in Agreement MDA972-96-3-0018 between the Government and OSIRIS.

D.     Lower Tier Agreements

OSIRIS shall include this Article, suitably modified to identify the Parties, in all subcontracts or lower tier agreements, regardless of tier, for experimental, developmental, or research work.

ARTICLE IX: FOREIGN ACCESS TO TECHNOLOGY

This Article shall remain in effect during the term of the Agreement and for five (5) years thereafter.

A.     Definition

       l. "Foreign Firm or Institution" means a firm or institution organized or existing under the laws of a country other than the United States, its territories, or possessions. The term includes, for purposes of this Agreement, any agency or instrumentality of a foreign government; and firms, institutions or business organizations which are owned or substantially controlled by foreign governments, firms, institutions, or individuals.

       2. "Know-How" means all information including, but not limited to discoveries, formulas, materials, inventions, processes, ideas, approaches, concepts, techniques, methods software, programs, documentation, procedures, firmware, hardware, technical data, specifications, devices, apparatus and machines.

       3. "Technology" means discoveries, innovations, Know-How and inventions, whether patentable or not, including computer software, recognized under U.S. law as intellectual creations to which rights of ownership accrue, including, but not limited to, patents, trade secrets, maskworks, and copyrights developed under this Agreement.

B.     General

The Parties agree that research findings and technology developments arising under this Agreement may constitute a significant enhancement to the national defense, and to the economic vitality of the United States. Accordingly, access to important technology developments under this Agreement by Foreign Firms or Institutions must be carefully controlled. The controls contemplated in this Article are in addition to, and are not intended to change or supersede, the provisions of the International Traffic in Arms Regulation
(22 CFR pt. 121 et seq.), the DOD Industrial Security Regulation (DoD 5220.22-R) and the Department of Commerce Export Regulation (15 CFR pt. 770 et seq.)

C.     Restrictions on Sale or Transfer of Technology to Foreign Firms or
Institutions

       l. In order to promote the national security interests of the United States and to effectuate the policies that underlie the regulations cited above, the procedures stated in subparagraphs C.2, C.3, and C.4 below shall apply to any transfer of Technology. For purposes of this paragraph, a transfer includes a sale of the company, and sales or licensing of Technology. Transfers do not include:

               (a)     sales of products or components, or

               (b) licenses of software or documentation related to sales of products or components, or

               (c) transfer to foreign subsidiaries of OSIRIS for purposes related to this Agreement, or

               (d) transfer which provides access to Technology to a Foreign Firm or Institution which is an approved source of supply or source for the conduct of research under this Agreement provided that such transfer shall be limited to that necessary to allow the firm or institution to perform its approved role under this Agreement.

       2. OSIRIS shall provide timely notice to DARPA of any proposed transfers from OSIRIS of Technology developed under this Agreement to Foreign Firms or Institutions. If DARPA determines that the transfer may have adverse consequences to the national security interests of the United States, OSIRIS, its vendors, and DARPA shall jointly endeavor to find alternatives to the proposed transfer which obviate or mitigate potential adverse consequences of the transfer but which provide substantially equivalent benefits to OSIRIS.

       3. In any event, OSIRIS shall provide written notice to the DARPA Program Manager and Agreements Officer of any proposed transfer to a foreign firm or institution at least sixty (60) calendar days prior to the proposed date of transfer. Such notice shall cite this Article and shall state specifically what is to be transferred and the general terms of the transfer. Within thirty (30) calendar days of receipt of OSIRIS's written notification, the DARPA Agreements Officer shall advise OSIRIS whether it consents to the proposed transfer. In cases where DARPA does not concur or sixty (60) calendar days after receipt and DARPA provides no decision, OSIRIS may utilize the procedures under
Article VI, Disputes. No transfer shall take place until a decision is rendered.

       4. Except as provided in subparagraph C.1 above or in the event the transfer of Technology to Foreign Firms or Institutions is approved by DARPA, OSIRIS shall (a) refund to DARPA funds paid for the development of the Technology and (b) negotiate a license with the Government to the Technology under terms that are reasonable under the circumstances.

D.     Lower Tier Agreements

OSIRIS shall include this Article, suitably modified, to identify the Parties, in all subcontracts or lower tier agreements, regardless of tier, for experimental, developmental, or research work.

ARTICLE X: CIVIL RIGHTS ACT

This Agreement is subject to the compliance requirements of Title VI of the Civil Rights Act of 1964 as amended (42 U.S.C. 2000-d) relating to nondiscrimination in Federally assisted programs. OSIRIS has signed an Assurance of Compliance with the nondiscriminatory provisions of the Act.

ARTICLE XI: EXECUTION

This Agreement constitutes the entire agreement of the Parties and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions among the Parties, whether oral or written, with respect to the subject matter hereof. This Agreement may be revised only by written consent of OSIRIS and the DARPA Agreements Officer. This Agreement, or modifications thereto, may be executed in counterparts each of which shall be deemed as original, but all of which taken together shall constitute one and the same instrument.

                      ATTACHMENT 1

                     STATEMENT OF WORK

                   OSIRIS THERAPEUTICS, INC

                  [*CONFIDENTIALITY REQUESTED*]

                     ATTACHMENT 2

                  REPORT REQUIREMENTS

A.     QUARTERLY REPORT

On or before ninety (90) calendar days after the effective date of the Agreement and quarterly thereafter throughout the term of the Agreement, OSIRIS shall submit or otherwise provide a quarterly report. Two (2) copies shall be submitted or otherwise provided to the DARPA Program Manager, one (1) copy shall be submitted or otherwise provided to the DARPA Agreements Officer and one (1) copy shall be submitted or otherwise provided to DARPA/Defense Sciences Office (DSO), Attn: CDR Shaun B. Jones, MC, USN (Program Manager). The report will have two (2) major sections

       l. Technical Status report. The technical status report will detail technical progress to date and report on all problems, technical issues, major developments, and the status of external collaborations during the reporting period.

       2. Business Status report. The business status report shall provide summarized details of the resource status of this Agreement, including the status of OSIRIS contributions. This report will include a quarterly accounting of current expenditures as outlined in the Annual Program Plan. Any major deviations shall be explained along with discussions of the adjustment actions proposed. This report shall also identify any interest earned on government funds on account.


B.     ANNUAL PROGRAM PLAN DOCUMENT

OSIRIS shall submit or otherwise provide to the DARPA Program Manager one (1) copy of a report which describes the Annual Program Plan as described in
Article III, Section B. This document shall be submitted not later than thirty
(30) calendar days following the Annual Site Review as described in Article III, Section B.

C.     SPECIAL TECHNICAL REPORTS

As agreed to by OSIRIS and the DARPA Program Manager, OSIRIS shall submit or otherwise provide to the DARPA Program Manager one (1) copy of special reports on significant events such as significant target accomplishments by OSIRIS, significant tests, experiments, or symposia.

D.     PAYABLE MILESTONES REPORTS

OSIRIS shall submit or otherwise provide to the DARPA Program Manager, documentation describing the extent of accomplishment of Payable Milestones. This information shall be as required by Article V, paragraph B and shall be sufficient for the DARPA Program Manager to reasonably verify the accomplishment of the milestone of the event in accordance with the Statement of Work.

E.     FINAL REPORT

       l      OSIRIS shall submit or otherwise provide a Final Report
making full disclosure of all major developments by OSIRIS upon completion of the Agreement or within sixty (60) calendar days of termination of this Agreement. With the approval of the DARPA Program Manager, reprints of published articles may be attached to the Final Report. Two (2) copies shall be submitted or otherwise provided to the DARPA Program Manager and one (1) copy shall be submitted or otherwise provided to DARPA/Defense Sciences Office
(DSO), Attn: CDR Shaun B. Jones, MC, USN (Program Manager). One (1) copy shall be submitted to the Defense Technical Information Center (DTIC) addressed to Bldg. 5/Cameron Station, Alexandria, VA 22314.

       2. The Final Report shall be marked with a distribution statement to denote the extent of its availability for distribution, release, and disclosure without additional approvals or authorizations. The Final Report shall be marked on the front-page in a conspicuous place with the following marking:

    "DISTRIBUTION STATEMENT B Distribution authorized to U.S. Government agencies only to protect information not owned by the U.S. Government and protected by a contractor' S "limited rights" statement, or received with the understanding that it not be routinely transmitted outside the U.S. Government. Other requests for this document shall be referred to DARPA/ Technical Information Officer.

                                                            ATTACHMENT 3
                         SCHEDULE OF PAYMENTS AND
                            PAYABLE MILESTONES

                       [*CONFIDENTIALITY REQUESTED*]

                                                            ATTACHMENT 5

                       LIST OF GOVERNMENT
                             AND
           OSIRIS THERAPEUTICS, INC. REPRESENTATIVES



GOVERNMENT:   C. Alan Frederick
            DARPA/CMO
            3701 N. Fairfax Drive
            Arlington, VA 22203-1714
            phone: (703) 696-0047
             FAX: (703) 696-2208
             Email: afrederick@darpa.mil

             CDR Shaun B. Jones, MC, USN
             DARPA/DSO
             3701 N. Fairfax Drive
             Arlington, VA 22203-1714
             phone:  (703) 696-4427
             FAX:  (703) 696-3999
             Email:  sjones@darpa.mil

OSIRIS:      Daniel R. Marshak, Ph.D
             OSIRIS Therapeutics, Inc.
             2001 Aliceanna Street
             Baltimore, MD 21231-2001
             phone:  (410) 522-5005
             FAX:  (410) 522-6999
             Email:

             Robert J. Walden
             Vice President
             Finance & Administration
             OSIRIS Therapeutics, Inc.
             2001 Aliceanna Street
             Baltimore, MD 21231-2001
             phone:  (410) 522-5005
             FAX:  (410) 522-6999
             Email:

An Agreement Between

OSIRIS THERAPEUTICS, INC.
2001 Aliceanna Street
Baltimore, Maryland 21231-2001

And

DEFENSE ADVANCED RESEARCH PROJECTS AGENCY
3701 North Fairfax Drive
Arlington, Virginia 22203-1714

Concerning


SEQUENTIAL RELEASE OF VACCINES USING MESENCHYMAL STEM CELLS & TWO-COMPONENT CELLS SYSTEMS USING MESENCHYMAL STEM CELLS

Agreement No:                               MDA972-96-3-0018
Modification No:                             0001
DARPA Order No:                              N/A (Admin)
Total Amount of Agreement:                    No Change
Total Estimate, Government Funding:            No Change
Funds Obligated:                             No Change
Authority:                                   10 U.S.C. 2371

Line(s) of Accounting:                           N/A (Admin)



l. Purpose. To change the identification of the Paying Office, and to add information in support of payment by Electronic Funds Transfer (EFT)

2.     Paying Office. The identification and address of the Paying
Office that appears in Article V, Paragraph B2, is changed to read: Defense Accounting Office, DAO/DFAS-IN-AKA, Attn: Vendor Pay, 8899 East 56th Street, Indianapolis, Indiana 46249-1325.

3. Electronic Funds Transfer. The Contractor shall be paid by EFT. The data in support of paying the Contractor in this manner is attached hereto, and made part of this Agreement 5 Exhibit A to Article V.


For the United States: /s/ C. Alan Frederick  11/27/96
                       C ALAN FREDERICK
                       AGREEMENTS OFFICER